Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "NETWORTH TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2005, AT 2:35 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2521519 8100

050952446

AUTHENTICATION: 4318459

DATE: 11-23-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:32 PM 11/22/2005
FILED 02:35 PM 11/22/2005
SRV 050952446 - 2521519 FILE

CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION OF
NETWORTH TECHNOLOGIES, INC.

Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), NetWorth Technologies, Inc. (the "Corporation"), a Delaware Corporation, does hereby certify as follows:

1. The name of the Corporation is NetWorth Technologies, Inc. The Corporation was originally incorporated under the name Sports-Guard, Inc., on July 17, 1995. The Corporation changed its name to Colmena Corp. pursuant to a Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on November 10, 1997. Thereafter, the Corporation changed its name to NetWorth Technologies, Inc. pursuant to a Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 28, 2004.

2. A Certificate of Amendment to the Certificate of Incorporation of NetWorth Technologies, Inc. (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on March 10, 2005 and said Certificate of Amendment requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law.

3. The Certificate of Amendment is defective and was erroneously filed with the Secretary of State of the State of Delaware because the Certificate of Amendment was not properly authorized and is, therefore, null and void.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Certificate of Amendment to the Certificate of Incorporation to be executed by Anthony Q. Joffe, its President this 3rd day of November, 2005, and pursuant to Section 103(f) of the General Corporation Law is effective as of the date the Certificate of Amendment was filed with the Secretary of State of the State of Delaware.

NetWorth Technologies, Inc.

Name: Anthony Q. Joffe
Title: President

DC\ 1020659.1